CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated December 4, 1997, on the financial statement referred to therein, in this Registration Statement on Form N-1A of Back Bay Funds, Inc.- Total Return Bond Fund, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors."





                                                         McGladrey & Pullen, LLP



New York, New York
December 5, 1997